UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Route 52, Hopewell Junction NY 12533

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (845) 838-7900

Copies to:

Richard Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2016, at the Annual Meeting of Stockholders of eMagin Corporation (the “Company”), the Company’s stockholders approved  (i) electing the 7 director nominees named by the Company in the Company’s definitive proxy statement dated April 12, 2016 (the “Proxy Statement”) (i.e., Christopher Brody, Paul Cronson, Leslie G. Polgar, Ellen Richstone, Andrew G. Sculley, Stephen M. Seay and Jill J. Wittels), (ii) ratification of the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016 (the “Auditor Ratification”) and (iii) by non-binding vote, the executive compensation disclosed in the Proxy Statement (the “Executive Compensation”).

As of April 7, 2016, the record date for the meeting, the Company had outstanding and entitled to vote 29,550,170 shares of common stock and 5,659 shares of its outstanding Series B Convertible Preferred Stock, where each such share of Series B Convertible Preferred Stock was entitled to voting rights equal to the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock, which was a total of 7,545,333 shares of common stock.

The vote for each proposal was as follows:

Proposal	For	Against	Withheld	Abstain	Broker Non-Votes
1. Election of Seven Directors

Christopher Brody	21,626,717		249,842		21,876,559 12,196,061	* **
Paul Cronson	21,660,348		216,211		21,876,559 12,196,061	* **
Leslie G. Polgar	21,693,046		183,513		21,876,559 12,196,061	* **
Ellen Richstone	21,693,396		183,163		21,876,559 12,196,061	* **
Andrew G. Sculley	21,693,892		182,667		21,876,559 12,196,061	* **
Brig. General Stephen M. Seay	21,693,827		182,732		21,876,559 12,196,061	* **
Jill J. Wittels	21,691,031		185,528		21,876,559 12,196,061	* **

2. Auditor Ratification	33,650,428	318,719		103,473	34,072,620	*

3. Executive Compensation	21,318,130	477,177		80,172	21,875,479 12,196,061	* **
*Total **Broker Non-Vote

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: June 8, 2016	By:	/s/ Jeffrey Lucas
Name: Jeffrey Lucas
Title: Chief Financial Officer

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